Exhibit 3.4

AMERICAN FINANCE TRUST, INC.

ARTICLES SUPPLEMENTARY

American Finance Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Under a power contained in Article V of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board”), by duly adopted resolutions, reclassified and designated 52,529,396.2930 authorized but unissued shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Shares”), of the Company as 26,264,698.1465 shares of Class B-1 Common Stock, $0.01 par value per share (the “Class B-1 Common Shares”), and 26,264,698.1465 shares of Class B-2 Common Stock, $0.01 par value per share (the “Class B-2 Common Shares” and, together with the Class B-1 Common Shares, the “Class B Common Shares”) . There has been no increase in the authorized shares of stock of the Company effected by these Articles Supplementary.

SECOND: Except as set forth in the immediately following sentences, the Class B Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Shares and all provisions of the Charter applicable to the Class A Common Shares, including, without limitation, the provisions of Article V, shall apply to the Class B Common Shares. Each issued and outstanding Class B-1 Common Share shall, automatically and without any action on the part of the holder thereof, convert into one Class A Common Share on the earlier (the “First Conversion Date”) of (i) three months following the date of initial listing of the Class A Common Shares on a national securities exchange (the “Listing Date”) or (ii) such earlier date as may be determined by the Board and set forth in a Certificate of Notice filed with, and accepted for record by, the SDAT. Each issued and outstanding Class B-2 Common Share shall, automatically and without any action on the part of the holder thereof, convert into one Class A Common Share on the earlier (the “Second Conversion Date”) of (i) six months following the Listing Date or (ii) such earlier date as may be determined by the Board and set forth in a Certificate of Notice filed with, and accepted for record by, the SDAT. No fractional Class A Common Shares shall be issued upon conversion of Class B Common Shares on either the First Conversion Date or the Second Conversion Date and each holder of Class B Common Shares otherwise entitled to a fractional Class A Common Share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a Class A Common Share multiplied by the closing trading price per Class A Common Share on such date as reported by the national securities exchange on which the Class A Common Shares are then listed for trading.

THIRD: A description of the Class A Common Shares is contained in the Charter.

FOURTH: The Class B Common Shares have been reclassified and designated by the Board under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this 3rd day of July, 2018.

ATTEST:	AMERICAN FINANCE TRUST, INC.

/s/ Katie Kurtz	By:	/s/ Edward M. Weil, Jr.	(SEAL)
Name: Katie Kurtz		Name: Edward M. Weil, Jr.
Title: Chief Financial Officer		Title: Chief Executive Officer

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